                                                                    Exhibit 99.1
                         INTEGRATED PROPANE BUSINESS OF
                               WHM EMPRISES, INC.

                             (DEBTOR-IN-POSSESSION)

                            COMBINED FINANCIAL REPORT
                                  JUNE 30, 2003

INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
(DEBTOR-IN-POSSESSION)

                                                                        CONTENTS

REPORT LETTER                                                              1

COMBINED FINANCIAL STATEMENTS

    Balance Sheet                                                          2
    Statement of Operations and Changes in Accumulated Deficit             3
    Statement of Cash Flows                                                4
    Notes to Combined Financial Statements                                 5-17


                          Independent Auditor's Report

To the Director
Integrated Propane Business of
   WHM Emprises, Inc. (Debtor-in-Possession)

We have audited the accompanying combined balance sheet of the Integrated Propane Business of WHM Emprises, Inc. (Debtor-in-Possession) as of June 30, 2003 and the related combined statements of operations and changes in accumulated deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Propane Business's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Integrated Propane Business of WHM Emprises, Inc. (Debtor-in-Possession) as of June 30, 2003 and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 1, the assets of the Propane Business were sold and certain liabilities transferred to the purchaser on July 2, 2003.


PLANTE & MORAN, PLLC

August 29,2003

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                             COMBINED BALANCE SHEET

                                                                                        JUNE 30,
                                                                                          2003
                                     ASSETS

CURRENT ASSETS
     Cash                                                                            $     163,008
     Accounts receivable                                                                 1,592,739
     Inventories (Note 5)                                                                1,751,443
     Prepaid expenses and other current assets (Notes 4 and 6)                           2,821,395
                                                                                     -------------
          Total current assets                                                           6,328,585
PROPERTY, PLANT, AND EQUIPMENT - Net (Notes 7 and 10)                                   15,042,809
OTHER ASSETS
     Deposits                                                                              725,366
     Other                                                                                 463,593
                                                                                     -------------
          Total other assets                                                             1,188,959
                                                                                     -------------
          Total assets                                                               $  22,560,353
                                                                                     =============
                      LIABILITIES AND DEFICIENCY IN ASSETS
LIABILITIES NOT SUBJECT TO COMPROMISE - CURRENT
     Notes payable (Note 10)                                                         $  13,810,286
     Current portion of capital lease obligations (Note 11)                              1,632,444
     Accounts payable                                                                    6,699,161
     Accrued expenses and other current liabilities (Note 8)                             5,833,451
                                                                                     -------------
          Total liabilities not subject to compromise                                   27,975,342
LIABILITIES SUBJECT TO COMPROMISE (Notes 1 and 9)                                       96,041,371
DEFICIENCY IN ASSETS
     Common stock                                                                           82,000
     Additional paid-in capital                                                          6,927,706
     Accumulated deficit                                                              (108,466,066)
                                                                                     -------------
          Total deficiency in assets                                                  (101,456,360)
                                                                                     -------------
          Total liabilities and deficiency in assets                                 $  22,560,353
                                                                                     =============

See Notes to Combined Financial Statements.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                      COMBINED STATEMENT OF OPERATIONS AND
                         CHANGES IN ACCUMULATED DEFICIT


                                                                YEAR ENDED
                                                                 JUNE 30,
                                                                   2003
NET SALES                                                     $  51,962,532

COSTS AND EXPENSES

     Cost of sales                                               48,852,034
     Selling, general, and administrative expenses                4,438,350
     Depreciation                                                 5,991,022
     Interest                                                     1,629,810
                                                              -------------
          Total costs and expenses                               60,911,216
                                                              -------------
LOSS - Before reorganization items                               (8,948,684)
REORGANIZATION ITEMS (Note 3)                                     7,287,662
                                                              -------------
NET LOSS                                                        (16,236,346)
ACCUMULATED DEFICIT - July 1, 2002, as restated (Note 16)       (92,229,720)
                                                              -------------
ACCUMULATED DEFICIT - June 30, 2003                           $(108,466,066)
                                                              =============


See Notes to Combined Financial Statements.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                        COMBINED STATEMENT OF CASH FLOWS

                                                                                 YEAR ENDED
                                                                                  JUNE 30,
                                                                                    2003
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                     $(16,236,346)
   Adjustments to reconcile net loss to net cash from operating activities:
      Depreciation                                                                 5,991,022
      Reorganization items                                                         7,287,662
      Loss on disposal of assets                                                     379,439
      Effect of changes in operating assets and liabilities:
            Accounts receivable                                                      846,684
            Inventories                                                             (638,221)
            Prepaid expenses and other current assets                             (2,312,090)
            Accounts payable                                                       5,764,578
            Accrued expenses and other current liabilities                        (6,223,779)
                                                                                ------------
                  Net cash used in operating activities                           (5,141,051)
NET CASH USED FOR REORGANIZATION ITEMS                                            (6,072,510)
CASH FLOWS FROM INVESTING ACTIVITIES - Property additions                           (963,596)
CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from long-term debt                                                    37,500
      Net borrowings under notes payable                                          11,640,209
      Payment on capital lease obligations                                          (434,498)
                                                                                ------------
                  Net cash provided by financing activities                       11,243,211
                                                                                ------------
NET DECREASE IN CASH                                                                (933,946)
CASH - July 1, 2002                                                                1,096,954
                                                                                ------------
CASH - June 30, 2003                                                            $    163,008
                                                                                ============
SUPPLEMENTAL CASH FLOW INFORMATION - Cash paid for interest                     $    616,000








See Notes to Combined Financial Statements.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 1 - ORGANIZATION AND PROCEEDINGS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         The Integrated Propane Business of WHM Emprises, Inc. (the "Propane Business") is comprised of Level Propane Gases, Inc., Level Energy Distribution, and EP Transport, all of which are wholly owned subsidiaries of Level Energy Group, Inc., a wholly owned subsidiary of WHM Emprises, Inc. The Propane Business is engaged in retail distribution of propane to residential and commercial customers located primarily in the midwest and southwest regions of the United States. The Propane Business's customers are approximately 90 percent residential and 10 percent commercial.

         On June 6, 2002 (the "Petition Date"), Level Propane Gases, Inc. filed an involuntary petition for liquidation under Chapter 7 of the federal bankruptcy laws (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Ohio (the "Court"). On June 17, 2002, this petition was converted to a petition for reorganization under Chapter 11 of the Bankruptcy Code by the Court's order. Level Energy Distribution and EP Transport subsequently filed involuntary petitions for reorganization under Chapter 11 on September 11, 2002, and the reorganization of these entities is being jointly administered by the Court under the caption "In re Level Propane Gases, Inc, et al. case No. 02-16172."

         As a debtor-in-possession, the Propane Business is authorized to continue to operate as an ongoing business, but is not permitted to engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, creditor actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Propane Business may not be enforced. In addition, under the Bankruptcy Code, the Propane Business may assume or reject executory contracts, including lease obligations. Parties affected by these rejections may file claims with the Court in accordance with the reorganization process. Absent an order of the Court, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders and approved by the Court.

         Following the bankruptcy filings, the Propane Business obtained and received Court approval for a $15,000,000 debtor-in-possession financing facility ("DIP Credit Facility") from Eaglerock Propane, Ltd. to be used for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes (see Note 10 for additional details on the DIP Credit Facility).

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 1 - ORGANIZATION AND PROCEEDINGS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         On June 20, 2003, certain secured creditors (primarily financial institutions and equipment lessors) entered into a Settlement and Distribution Agreement, whereby those parties consented to a sale of the Propane Business's assets free and clear of all liens, claims, encumbrances, and interests and further agreed that their respective lien and security interests shall attach to the proceeds from such a sale.

         On July 2, 2003, the Propane Business assets were sold and certain liabilities transferred to Eaglerock Propane, Ltd. in a Court-approved transaction under Section 363(f) of the Bankruptcy Code. Under the terms of the asset purchase agreement, the purchase price totaled approximately $22,400,000, with assumption of liabilities approximating $2,439,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION - The combined financial statements, which have been prepared on a going-concern basis, include the accounts of Level Propane Gases, Inc., Level Energy Distribution, and EP Transport, wholly owned subsidiaries of Level Energy Group, Inc., which is a wholly owned subsidiary of WHM Emprises, Inc. All significant intercompany balances have been eliminated in combination.

         Details of the respective capital structure of the entities included in the combined financial statements are as follows:

                                        Level Propane       Level Energy
                                         Gases, Inc.        Distribution       EP Transport     Combined Totals
                                         -----------        ------------       ------------     ---------------
         Common stock                   $      80,500      $         500      $       1,000      $      82,000
         Additional paid-in capital         6,927,706                 --                 --          6,927,706
         Accumulated deficit             (100,798,990)        (2,464,919)        (5,202,157)      (108,466,066)
                                        -------------      -------------      -------------      -------------
                     Total              $ (93,790,784)     $  (2,464,419)     $  (5,201,157)     $(101,456,360)
                                        =============      =============      =============      =============

         Level Propane Gases, Inc. has 750 shares authorized and 75 shares issued and outstanding. Level Energy Distribution has 500 shares authorized, issued and outstanding. EP Transport has 1,000 share authorized and 100 shares issued and outstanding. The common stock amounts have been recorded at their respective stated values.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         BANKRUPTCY ACCOUNTING - Since the Petition Date, the Propane Business has applied the provisions of Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"), which requires that the financial statements for periods including and subsequent to filing the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

         CASH AND CASH EQUIVALENTS - The Propane Business considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Propane Business also has cash held in escrow accounts that are restricted for use in the bankruptcy proceedings and classified in other current assets.


         TRADE ACCOUNTS RECEIVABLE - Credit is extended to customers based on an evaluation of the customer's financial condition and generally collateral is not required. Trade accounts receivable are stated at invoice amounts. An allowance for doubtful accounts is established on an aggregate basis. The allowance is computed using historical loss rate factors applied to unpaid accounts stratified by the number of days outstanding. Loss rate factors are based on historical loss experience and adjusted for economic conditions and other trends affecting the Propane Business's ability to collect outstanding amounts.

         INVENTORIES - Inventories are valued at the lower of cost, determined by the first-in, first-out method, or market.

         PROPERTY, PLANT, AND EQUIPMENT - Expenditures for property, plant, and equipment and renewals and betterments that extend the estimated useful lives of assets are capitalized at cost. Expenditures for routine maintenance are expensed as incurred. Depreciation is computed on the straight-line method over the estimated useful lives, which generally are 5 to 20 years for land and leasehold improvements, 5 to 10 years for transportation equipment, 4 to 30 years for tanks, fixtures, and equipment, and 5 to 7 years for office and computer equipment.

         FINANCIAL INSTRUMENTS - The Propane Business utilizes financial instruments to manage the exposure to fluctuations in the cost of propane. The Propane Business does not hold or issue derivative financial instruments for trading purposes.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Propane Business accounts for derivative instruments in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivative instruments be recognized as either assets or liabilities and measured at fair value. The accounting for changes in fair value depends upon the purpose of the derivative instrument and whether it is designated and qualifies for hedge accounting. To the extent a derivative instrument qualifies and is designated as a hedge of the variability of cash flows associated with a forecasted transaction ("cash flow hedge"), the effective portion of the gain or loss on such derivative instrument is generally reported in other comprehensive income and the ineffective portion, if any, is reported in net income. Such amounts reported in other comprehensive income are reclassified into net income when the forecasted transaction affects earnings. If a cash flow hedge is discontinued because it is probable that the forecasted transaction will not occur, the net gain or loss is immediately reclassified into earnings. To the extent derivative instruments qualify and are designated as hedges of changes in the fair value of an existing asset ("fair value hedge"), unrealized gains and losses are reflected as adjustments to the recorded asset and any realized gain or loss on the hedge instrument is recognized in cost of sales.

         CUSTOMER DEPOSITS - Customer deposits primarily represent cash received by the Propane Business from customers for propane purchased that will be delivered at a future date.

         DEFERRED REVENUE - Lock-in fees received from customers who commit to purchase a specified number of gallons of propane over a 12-month period for a fixed price are deferred and recognized as revenue when the contracted propane is delivered.

         DEFERRED GAINS - Gains on sale-leaseback transactions are deferred and recognized based on the straight-line method over the term of the related leases, which range from 5 to 15 years.

         REVENUE RECOGNITION - Sales of propane are recognized at the time of delivery to the customer. Revenue from tank repairs and maintenance is recognized upon completion of service.

         FREIGHT COSTS - Freight and related costs, which are recorded as incurred, are classified in cost of sales.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING COSTS - Advertising costs approximated $519,000 in 2003 and are expensed as incurred.

         INCOME TAXES - The entities included in the combined financial statements have elected to be treated as Subchapter S Corporations under the Internal Revenue Code. The stockholder includes the Propane Business's taxable income or loss in its returns and, therefore, no provision is made for federal income taxes in the accompanying combined financial statements.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - The Financial Accounting Standards Board ("FASB") recently issued the following statements that are relevant to the Propane Business and its activities: SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS 143); SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS
         144); SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS
         145); SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146); SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure (SFAS 148); SFAS No. 149, Amendment to Statement 133 on Derivative Instruments and Hedging Activities (SFAS 149); and SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150).

         SFAS 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred with a corresponding increase in the carrying value of the related asset. Entities shall subsequently charge the retirement cost to expense using a systematic and rational method over the related asset's useful life and adjust the fair value of the liability resulting from the passage of time through charges to operating expense. The adoption of SFAS 143 did not have a material effect on the financial position or results of operations.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         SFAS 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS
         121), and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, as it relates to the disposal of a segment of a business. SFAS 144 establishes a single accounting model for long-lived assets to be disposed of based upon the framework of SFAS 121, and resolves significant implementation issues of SFAS 121. The adoption of SFAS 144 did not affect the Propane Business's financial position or results of operations.

         SFAS 145 rescinded SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt (an amendment of APB Opinion No. 30) (SFAS 4), effective for fiscal years beginning after May 15, 2002. SFAS 4 had required that material gains and losses on extinguishment of debt be classified as an extraordinary item. Under SFAS 145, it is less likely that a gain or loss on extinguishment of debt would be classified as an extraordinary item in the combined statement of income. Among other things, SFAS 145 also amends SFAS No. 13, Accounting for Leases, to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS 145 relating to leases were effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not affect the Propane Business's financial position or results of operations.

         SFAS 146 addresses accounting for costs associated with exit or disposal activities and replaces the guidance in Emerging Issues Task Force (EITF) No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. Generally, SFAS 146 requires that a liability for costs associated with an exit or disposal activity, including contract termination costs, employee termination benefits and other associated costs, be recognized when the liability is incurred. Under EITF No. 94-3, a liability was recognized at the date an entity committed to an exit plan. SFAS 146 will be effective for disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not affect the Propane Business's financial position or results of operations.

         SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. SFAS 148 also addresses disclosure requirements in both annual and interim financial statements. SFAS 148 is effective for fiscal years ending after December 15, 2002. The adoption of SFAS 148 did not affect the Propane Business's financial position or results of operations.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. This statement will be effective for contracts entered into after June 30, 2003. The Propane Business does not expect SFAS 149 to affect the Propane Business's financial position or results of operations.

         SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously recorded as equity. This statement will be effective for the first fiscal period beginning after December 15, 2003. The Propane Business does not expect SFAS 150 to affect the Propane Business's financial position or results of operations.

NOTE 3 - REORGANIZATION ITEMS

         Reorganization items represent amounts incurred as a direct result of the Propane Business's bankruptcy filing. Such amounts are presented separately in the combined statement of operations and changes in accumulated deficit, and are comprised of the following:

         Professional fees                    $6,429,086
         Employee and other costs                858,576
                                              ----------
                     Reorganization items     $7,287,662
                                              ==========

NOTE 4 - FINANCIAL INSTRUMENTS

         Option contracts are used by the Propane Business to manage exposure to fluctuations in the cost of propane. These derivative instruments have been designated by the Propane Business as fair value hedges under SFAS
         133. The fair values of these derivative instruments is affected by changes in propane product prices. The carrying amount of the option contacts of $168,000, included in current assets, approximates the fair value of these instruments at June 30, 2003. These contracts expire through March 2004.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 4 - FINANCIAL INSTRUMENTS (CONTINUED)

         In addition to the above derivative instruments, the Propane Business also routinely enters into contracts for future sales and purchases of propane. These contracts generally qualify under the normal purchases and normal sales exception of SFAS 133 and, therefore, are not recognized in the accompanying combined financial statements. The aggregate commitment under such sale contracts at June 30, 2003 approximated 4.2 million gallons of propane at prices ranging from $1.11 to $2.11 per gallon. The aggregate commitment under purchase contracts at June 30, 2003 approximated 16 million gallons of propane at amounts based on the market price of the propane at the time of delivery. These commitments extend through March 2004.

NOTE 5 - INVENTORIES

         Inventories consist of the following at June 30, 2003:

         Propane                                                $1,646,164
         Materials, supplies, and other                            105,279
                                                                ----------
                     Total inventories                          $1,751,443
                                                                ==========



NOTE 6 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

         Prepaid expenses and other current assets consist of the following at June 30, 2003:

         Prepaid insurance                                      $1,122,731
         Cash held in escrow accounts                              727,281
         Prepaid fuel costs                                        682,508
         Other current assets                                      288,875
                                                                ----------
            Total prepaid expenses and other current assets     $2,821,395
                                                                ==========

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 7 - PROPERTY, PLANT, AND EQUIPMENT

         Property, plant, and equipment consist of the following at June 30, 2003:

         Land and land improvements                                    $ 1,898,925
         Tanks and fixtures                                             36,767,882
         Transportation equipment                                       13,575,351
         Office and computer equipment                                   7,178,414
         Leasehold improvements                                          2,929,528
                                                                       -----------
            Total property, plant, and equipment                        62,350,100
         Less accumulated depreciation                                  47,307,291
                                                                       -----------
            Net carrying amount                                        $15,042,809
                                                                       ===========

         Depreciation for 2003 approximated $5,991,000.

NOTE 8 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         Accrued expenses and other current liabilities consist of the following at June 30, 2003:

         Accrued interest                                               $1,016,314
         Deferred gains on sale-leaseback transactions                   1,445,103
         Accrued expenses other than wages and benefits                  1,207,000
         Customer deposits                                                 897,694
         Accrued wages and benefits                                        592,917
         Deferred revenue                                                  366,939
         Other                                                             307,484
                                                                        ----------
               Total accrued expenses and other current liabilities     $5,833,451
                                                                        ==========

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE

         Under bankruptcy laws, actions by creditors to collect indebtedness owed by the Propane Business prior to the Petition Date are stayed and certain pre-petition contractual obligations may not be enforced. The Propane Business has received the Court's approval to pay certain pre-petition liabilities including employee salaries and wages, benefits, and other employee obligations. Except for secured debt, all pre-petition liabilities have been classified as liabilities subject to compromise.

         The following table summarizes the components of liabilities subject to compromise as of June 30, 2003:

         Bank debt                                                                $68,083,123
         Accounts payable                                                          12,335,015
         Capital lease obligations                                                  6,030,001
         Accrued liabilities                                                        4,743,781
         Amounts due to affiliates                                                  2,793,774
         Litigation settlement obligation                                           1,415,587
         Other liabilities                                                            640,090
                                                                                  -----------
               Total liabilities subject to compromise                            $96,041,371
                                                                                  ===========

NOTE 10 - DEBT

          Debt consisted of the following at June 30, 2003:

          Note payable to financial institution, due on demand with interest
           payable monthly at blended rate of 6.4%                               $ 78,288,275
          DIP credit facility, due on demand with maximum borrowings of up to
          $15,000,000 with interest due monthly at prime plus 5% (9% at
          June 30, 2003)                                                            3,065,604
          Other notes payable, due 2004                                               539,530
                                                                                 ------------
                Total                                                              81,893,409
                Less current portion                                              (13,810,286)
                                                                                 ------------
                Amounts included in liabilities subject to compromise            $ 68,083,123
                                                                                 ============

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 10 - DEBT (CONTINUED)

          The Propane Business is a co-borrower, along with Park Place Co., a wholly owned subsidiary of WHM Emprises, Inc., on the above financial institution note payable. The financial statements of Park Place Co., the other borrower, reflect an additional $8,625,000 that is part of the overall obligation under the note. This note, which is secured by substantially all of the Propane Business's assets, is subject to a forbearance agreement as a result of default. This forbearance agreement was included in the Settlement and Distribution Agreement described in Note 1.

          Borrowings on the DIP credit facility are subject to a borrowing base calculated on a percentage of eligible assets. This agreement is also secured by substantially all of the Propane Business's assets.

          On the Petition Date, the Propane Business ceased accruing interest on all unsecured pre-petition debt in accordance with SOP 90-7. Contractual interest not accrued or recorded on pre-petition debt approximated $6,120,000 in 2003.

NOTE 11 - CAPITAL LEASES

          Assets acquired under capital leases include primarily tanks and transportation equipment. These assets are generally amortized over the estimated useful life of the equipment due to the existence of bargain purchase options at the end of the lease term. Amortization expense of these assets is included in depreciation expense in 2003. At June 30, 2003, assets under capital leases had an original cost of approximately $13,904,000 and accumulated amortization of approximately $9,685,000.

          These leases include original maturity dates through 2006; however, all such leases are included in the Settlement and Distribution Agreement described in Note 1. Consequently, the secured amounts of the capital lease obligations have been classified as liabilities not subject to compromise and the unsecured portions of these claims have been classified as liabilities subject to compromise.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 12 - OPERATING LEASES

          The Propane Business leases various manufacturing and other equipment under noncancelable operating leases with terms in excess of one year. Total rent expense under all operating lease agreements was $8,256,000 in 2003. Future minimum lease payments for the years ending December 31 are as follows:

          2004                                  $10,654,592
          2005                                    4,428,350
          2006                                    2,892,703
          2007                                    2,132,913
          2008                                      846,474
         Thereafter                                 352,382
                                                -----------
               Total                            $21,307,414
                                                ===========

          Certain of these lease agreements are included in the Settlement and Distribution Agreement described in Note 1.

NOTE 13 - RETIREMENT PLAN

          The Propane Business has a 401(k) defined contribution savings and retirement plan for substantially all of its employees. An employee may elect to contribute an amount up to 15 percent of compensation during each plan year, subject to ERISA limitations. The plan provides for discretionary matching contributions by the Propane Business based on each employee's voluntary contribution limited to 50 percent of the first 4 percent contributed by the employee. The expense related to this plan in 2003 was approximately $21,000.

NOTE 14 - RELATED PARTY TRANSACTIONS

          Prior to July 1, 2002, the Propane Business regularly advanced funds to and received advances from entities related through common ownership. The majority of these entities are included in the jointly administered bankruptcy reorganization. At June 30, 2003, the Propane Business had amounts due to these related parties of approximately $2.8 million.

          During 2003, the Propane Business paid approximately $154,000 to its director for consulting services and reimbursement of expenses. The Propane Business also paid approximately $578,000 in rent to entities related through common ownership.

               INTEGRATED PROPANE BUSINESS OF WHM EMPRISES, INC.
                             (DEBTOR-IN-POSSESSION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE 15 - COMMITMENTS AND CONTINGENCIES

          At June 30, 2003, the Propane Business had approximately 13,000 installed propane tanks located at inactive customers. The accompanying combined financial statements include approximately $300,000 recognized for estimated costs to remove such tanks from customer sites. Management believes, after consultation with counsel, that it does not have an obligation to remove these tanks in all circumstances and has recognized estimated costs of removal for those sites where such an obligation may exist. Further, management believes that obligations, if any, for removal of tanks from additional sites would not have a material adverse effect on the Propane Business's financial position or results of operations.

NOTE 16 - PRIOR PERIOD ADJUSTMENT

          The combined accumulated deficit at July 1, 2002 has been adjusted to correct errors in prior years. These errors relate to items inappropriately capitalized as property and equipment, inadequate allowances for uncollectible accounts receivable, unrecorded liabilities, and inappropriate depreciation periods. Had these errors not been made, the net loss as previously reported for the year ended June 30, 2002 would have increased by approximately $2,500,000.

          Accumulated deficit, as previously reported                        $(71,559,196)

          Effect of correction for:
                      Inappropriately capitalized property and equipment       (9,320,284)
                      Inappropriate depreciation periods                       (8,666,726)
                      Uncollectible amounts receivable                         (1,862,400)
                      Unrecorded liabilities                                     (821,114)
                                                                             ------------
          Accumulated deficit at July 1, 2002, as restated                   $(92,229,720)
                                                                             ============